As filed with the Securities and Exchange Commission on March 18, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Innovator ETFs® Trust
Innovator IBD® Breakout Opportunities ETF Innovator IBD® 50 ETF Joint Special Meeting of Shareholders Adjourned to: April 10, 2026

March 18, 2026

Dear Shareholder,

You are receiving this communication as you are a shareholder in one or both of Innovator IBD® Breakout Opportunities ETF and Innovator IBD® 50 ETF (the “Funds”). There has been vote response regarding the Joint Special Meeting of Shareholders of the Funds (the “Special Meeting”), however, the Special Meeting has been adjourned until April 10, 2026. At the Special Meeting, shareholders are being asked to consider and approve the proposed reorganizations detailed below:

Target Fund	Acquiring Fund
Innovator IBD® 50 ETF	CapForce IBD® 50 ETF
Innovator IBD® Breakout Opportunities ETF	CapForce IBD® Breakout Opportunities Fund

We ask that you join your fellow shareholders who have voted by signing, dating and mailing your proxy card in the postage paid return envelope today or please follow the voting instructions on your proxy card to vote by internet or telephone. Upon completion of your vote, all further outreach efforts will cease.

Vote by Phone by calling (800) 628-8536 and speaking with a proxy voting specialist today. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, EQ Fund Solutions (“EQ”) at (800) 628-8536.

Thank you,

h. bruce bond

President and Principal Executive Officer, Innovator ETFs® Trust

OBO-22103-A1